Exhibit 99.1

La Rosa Holdings Corp. Announces Significant Milestone: Surpasses 3,000 Agents and Reports Preliminary Unaudited Revenue of $38.4 Million for the First Half of 2025, Achieving 19.4% Year-Over-Year Growth

Celebration, FL – July 3, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today announced a major milestone in its growth trajectory, surpassing 3,000 real estate agents across its network. The Company also reported preliminary unaudited revenue of approximately $38.4 million for the first half of 2025, representing approximately 19.4% year-over-year growth compared to the same period in 2024.

Joe La Rosa, CEO of La Rosa, commented, “This is a historic moment for La Rosa. Surpassing 3,000 agents is more than just a milestone; in our view, it is a clear validation of the strength of our platform, our culture, and the growing trust real estate professionals place in our model. We are proud to continue empowering agents while achieving approximately 19.4% year-over-year revenue growth. Our strategy remains focused on building high-performing offices, advancing agent success, and driving both national and international expansion. Our flexible brokerage model consistently attracts top-producing agents by offering competitive compensation, including revenue share programs, a 100% commission option with low fees, and additional income opportunities through ancillary services and integrated technology solutions.”

The preliminary revenue figures described in this press release are unaudited and subject to customary adjustments. The Company expects to file its full financial results for fiscal Q2 2025 in due course, along with the filing of the Quarterly Report on Form 10-Q with the SEC.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is transforming the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 26 corporate-owned brokerage offices across Florida, California, Texas, Georgia, North Carolina, and Puerto Rico. La Rosa also recently started its expansion into Europe, beginning with engagement of the area developer in Spain. Additionally, the Company has six franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com